Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K/A) of Wal-Mart Stores, Inc. of our report dated March 26, 2001 included in the 2001 Annual Report to Shareholders of Wal-Mart Stores, Inc.

We also consent to the incorporation by reference of our report dated March 26, 2001, with respect to the consolidated financial statements of Wal-Mart Stores, Inc. incorporated by reference in this Annual Report (Form 10-K/A) for the year ended January 31, 2001, in the following registration statements and related prospectuses:

Stock Option Plan of 1984 of	Form S-8	File No. 2-94358
Wal-Mart Stores, Inc., as amended		and 1-6991

Stock Option Plan of 1994 of	Form S-8	File No. 33-55325
Wal-Mart Stores, Inc., as amended

Debt Securities and Pass-Through	Form S-3	File No. 33-55725
Certificates of Wal-Mart Stores, Inc.

Director Compensation Plan of	Form S-8	File No. 333-24259
Wal-Mart Stores, Inc.

Debt Securities of Wal-Mart Stores, Inc.	Form S-3	File No. 33-53125

Dividend Reinvestment and Stock Purchase	Form S-3	File No. 333-2089
Plan of Wal-Mart Stores, Inc.

401(k) Retirement Savings	Form S-8	File No. 333-29847
Plan of Wal-Mart Stores, Inc.

401(k) Retirement Savings	Form S-8	File No. 33-44659
Plan of Wal-Mart Puerto Rico, Inc.

Registration Statement Covering 14,710,000	Form S-3	File No. 333-56993
Shares of Common Stock of Wal-Mart Stores, Inc.
Associate Stock Purchase Plan of	Form S-8	File No. 333-62965
Wal-Mart Stores, Inc.

Stock Incentive Plan of Wal-Mart Stores, Inc.	Form S-8	File No. 333-60329

Debt Securities of Wal-Mart Stores, Inc.	Form S-3	File No. 333-82909

The ASDA Colleague Share Ownership Plan 1	Form S-8	File No. 333-84027
The ASDA Group Long Term Incentive Plan 1
The ASDA Group PLC Sharesave Scheme 1
The ASDA 1984 Executive Share Option Scheme 1
The ASDA 1994 Executive Share Option Scheme 1

The ASDA Colleague Share Ownership Plan 1999	Form S-8	File No. 333-88501

/s/ Ernst & Young LLP
Tulsa, Oklahoma
April 16, 2001